LEASE MODIFICATION

WHEREAS by a Lease Agreement dated July 23, 2009 and Lease Modification dated June 7, 2012, (hereinafter referred to as "the Lease":), between **DSG TAG SYSTEMS INC.** as Tenant and **BFC PROJECTS PARTNERSHIP**, as Landlord, the Tenant did lease the following Premises for a three (3) year term:

5455 - 152nd Street, Unit 214
Surrey, British Columbia
Parcel Identifier: 027-565-726
Lot A, Section 3, Township 2 and of District Lot 167 Group 2
Plan BCP37163
New Westminster District
(Hereinafter called the "Premises")

All of which is described in the Lease;

AND WHEREAS it has been agreed between the parties that the Lease be amended as hereinafter provided.

AND WHEREAS it has been agreed between the parties that the Lease is extended on a month to month basis, at Minimum Rent rates as outlined as hereinafter provided.

NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the premises and of the sum of ONE ($1.00) Dollar now paid by the Tenant to the Landlord (the receipt whereof is hereby acknowledged), the parties agreed to modify the Lease as follows:

Modify Clause 1.1(d) of the Lease Agreement dated July 23, 2009 and Lease Modification dated June 7, 2012, the enclosed Clause 1.1(d) dated January 17, 2014.

Modify Clause 1.1(e) of the Lease Agreement dated July 23, 2009 and Lease Modification dated June 7, 2012, the enclosed Clause 1.1(e) dated January 17, 2014.

Add to Clause 1.1(f) of the Lease Agreement dated July 23, 2009 and Lease Modification dated June 7, 2012, the enclosed Clause 1.1(f) dated January 17, 2014.

Add to Clause 1.1(g) of the Lease Agreement dated July 23, 2009 and Lease Modification dated June 7, 2012, the enclosed Clause 1.1(g) dated January 17, 2014.

Add to Clause 1.1(h) of the Lease Agreement dated July 23, 2009 and Lease Modification dated June 7, 2012, the enclosed Clause 1.1(h) dated January 17, 2014.

IT IS FURTHER AGREED between the parties that this Lease Amendment Agreement shall be effective as of the date of execution of this agreement by both parties.

IT IS FURTHER AGREED between the parties hereto that this Agreement shall from the date hereof, be read and construed along with the said Lease and any other Lease Amendment Agreement(s) prior to the date hereof and treated as a part thereof for such purposes and so far as may be necessary to effectuate these presents and the said Lease is so amended together with all covenants, agreements and provisions therein contained and shall remain in full force and effect. In as far as this Lease Amendment Agreement is in conflict with any prior Lease Amendment Agreement, this agreement shall supercede the same.

THIS INDENTURE shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

WHENEVER the singular or masculine is used throughout this Indenture, the same shall be construed as meaning the plural or the feminine or body corporate or politic, as the context or parties so requires.

IN WITNESS WHEREOF the parties hereto have hereunto set their respective hands this ______ day of __________.

BY THE **LANDLORD**:
BFC PROJECTS PARTNERSHIP

____

BY THE **TENANT**:
DSG TAG SYSTEMS INC.

____

BY THE **INDEMNIFIER**
ROBERT C SILZER

______________________ Witness

______________________ Indemnifier

EOE
Attached: amended clauses of Lease Agreement.

DSG Tag Systems Inc.
5455 - 152nd Street, Unit 214, Surrey, BC

1.1(d) Premises: Suite(s): #214 of the Building as shown on the plan attached as Schedule A

1.1(e) Floor Area of the Premises: 2,957 sq.ft., more or less

1.1(f) Extended Term: month to month, commencing February 1, 2014 for a minimum of ninety (90) days, thirty (30) day notice to terminate required.

1.1(g) Commencement Date of Extended Term: The Term will commence on February 1, 2014.

1.1(h) Minimum Rent for Extended Term:

Year of the Term	Per Sq. Ft.	Per Annum	Per Month
2nd Floor Office - 2597 sq. ft.			
From February 1, 2014 to and including January 31, 2016	$ 25.50	$66,223.56	$5,518.63